Bloom Energy Reports Second Quarter 2025 Financial Results
•Third straight quarter of quarterly record revenue and profits
•6th straight quarter of services profitability
•Bloom plans to double factory capacity from 1GW to 2 GW by end of 2026

SAN JOSE, Calif., July 31, 2025 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the second quarter ended June 30, 2025. The company reported revenue of $401.2 million for the second quarter of 2025.

Second Quarter Highlights

•Revenue of $401.2 million in the second quarter of 2025, an increase of 19.5% compared to $335.8 million in the second quarter of 2024. Product and service revenue of $351.1 million in the second quarter of 2025, an increase of 25.9% compared to $278.8 million in the second quarter of 2024.
•Gross margin of 26.7% in the second quarter of 2025, an increase of 6.3 percentage points compared to 20.4% in the second quarter of 2024; Non-GAAP gross margin of 28.2% in the second quarter of 2025, an increase of 6.5 percentage points compared to 21.8% in the second quarter of 2024.
•Operating loss of $3.5 million in the second quarter of 2025, an improvement of $19.6 million compared to operating loss of $23.1 million in the second quarter of 2024; Non-GAAP operating income of $28.6 million in the second quarter of 2025, an improvement of $31.8 million compared to a non-GAAP operating loss of $3.2 million in the second quarter of 2024.
•6th straight quarter of non-GAAP services profitability.
•On July 24th, Bloom announced a collaboration with Oracle to power AI data centers.
•We reiterate our 2025 revenue and margin guidance.

KR Sridhar, Founder, Chairman, and CEO of Bloom Energy said: “As onsite power becomes increasingly self-evident, given rapid AI growth, there has never been better market pull for the Bloom products. Unlike alternatives, our products are purpose-built for the digital revolution. I am delighted to engage with our direct hyperscale partner, Oracle, with whom we can collaborate to optimize the watts to flops ratio.”

Maciej Kurzymski, Chief Accounting Officer and Acting Principal Financial Officer of Bloom Energy added, “Q2 is the latest in a string of record financial quarters for Bloom. Our employees are executing well in a robust, rapidly changing environment, and we are excited to serve the power needs of a growing list of customers.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q2'25	Q1'25	Q2'24
Revenue	$401,242	$326,021	$335,767
Cost of Revenue	294,119	237,314	267,245
Gross Profit	107,123	88,707	68,522
Gross Margin	26.7%	27.2%	20.4%
Operating Expenses	110,626	107,777	91,650
Operating Loss	(3,503)	(19,070)	(23,128)
Operating Margin	(0.9)%	(5.8)%	(6.9)%
Non-Operating Income	39,116	4,744	38,659
Net Loss to Common Stockholders	$(42,619)	$(23,814)	$(61,787)
GAAP EPS, Basic	$(0.18)	$(0.10)	$(0.27)
GAAP EPS, Diluted	$(0.18)	$(0.10)	$(0.27)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q2'25	Q1'25	Q2'24
Revenue	$401,242	$326,021	$335,767
Cost of Revenue	287,892	232,530	262,611
Gross Profit	113,350	93,492	73,156
Gross Margin	28.2%	28.7%	21.8%
Operating Expenses	84,708	80,317	76,344
Operating Income (Loss)	28,643	13,175	(3,188)
Operating Margin	7.1%	4.0%	(0.9)%
EBITDA	$41,239	$25,161	$10,219
Non-GAAP EPS, Basic	$0.10	$0.03	$(0.06)
Non-GAAP EPS, Diluted	$0.10	$0.03	$(0.06)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2025:

•Revenue: $1.65B - $1.85B
•Non-GAAP Gross Margin:* ~29%
•Non-GAAP Operating Income:* $135M - $165M

*See “Use of Non-GAAP Financial Measures” below for an explanation of Bloom is not able to provide guidance with respect to the corresponding GAAP measures.

Conference Call Details

Bloom will host a conference call today, July 31, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 5744085. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (609) 800-9909 and entering passcode 5744085.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2025 outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income (loss) measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers enterprises to meet soaring energy demands and responsibly take charge of their power needs. The company’s fuel cell system provides ultra-resilient, highly scalable onsite electricity generation for Fortune 500 companies around the world, including data centers, semiconductor manufacturing, large utilities, and other commercial and industrial sectors. Headquartered in Silicon Valley, Bloom Energy has deployed 1.5 GW of low-carbon power across more than 1,200 installations globally. For more information, visit www.BloomEnergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management based on information currently available to management at the time they are made. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: the commercial environment for on-site power and Bloom’s ability to execute; market demand for on–site energy solutions in both the AI data center market and adjacent AI industries; the technical ability of Bloom’s products to meet AI data center requirements and other power demands of the digital revolution; Bloom’s ability to expand its capacity to 2GW and in general to expand its capacity to meet its demand; the efficiency and cost effectiveness of Bloom’s products; the continued margin expansion and profitability in our services business and Bloom’s 2025 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events, results, circumstances, outcomes and timing due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers, including inventories with distributors; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; impact of the Inflation Reduction Act of 2022 and the One Big Beautiful Bill Act; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays related to the installation of its Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; trade policies including tariffs; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2024, as filed with the SEC on February 27, 2025, April 29, 2025, and July 31, 2025, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at

www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen press@bloomenergy.com

Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents[1]	$574,764	$802,851
Restricted cash	1,128	110,622
Accounts receivable less allowance for credit losses of $119 as of June 30, 2025, and December 31, 2024[1,2]	467,038	335,841
Contract assets[3]	129,798	145,162
Inventories[1]	689,963	544,656
Deferred cost of revenue	30,525	58,792
Prepaid expenses and other current assets[1,4]	40,070	46,203
Total current assets	1,933,286	2,044,127
Property, plant and equipment, net[1]	402,880	403,475
Operating lease right-of-use assets[1,5]	117,280	122,489
Restricted cash	30,155	37,498
Deferred cost of revenue	1,511	3,629
Other long-term assets[1,6]	45,310	46,136
Total assets	$2,530,422	$2,657,354
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1,7]	$144,781	$92,704
Accrued warranty[8]	11,993	16,559
Accrued expenses and other current liabilities[1,9]	116,619	138,450
Deferred revenue and customer deposits[10]	59,964	243,314
Operating lease liabilities[1,11]	21,201	19,642
Financing obligations	29,074	11,704
Recourse debt	2,229	114,385
Non-recourse debt[1,12]	1,478	—
Total current liabilities	387,339	636,758
Deferred revenue and customer deposits[1,13]	47,649	43,105
Operating lease liabilities[1,14]	117,452	124,523
Financing obligations	219,894	244,132
Recourse debt	1,126,234	1,010,350
Non-recourse debt[1,15]	2,956	4,057
Other long-term liabilities	9,468	9,213
Total liabilities	$1,910,992	$2,072,138

	June 30,	December 31,
	2025	2024
Commitments and contingencies
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares authorized, and 233,661,168 shares and 229,142,474 shares issued and outstanding, and Class B shares — 470,092,742 shares authorized, and no shares issued and outstanding at June 30, 2025, and December 31, 2024, respectively	23	23
Additional paid-in capital	4,560,346	4,462,659
Accumulated other comprehensive loss	(806)	(2,593)
Accumulated deficit	(3,964,982)	(3,897,618)
Total equity attributable to common stockholders	594,581	562,471
Noncontrolling interest	24,849	22,745
Total stockholders’ equity	$619,430	$585,216
Total liabilities and stockholders’ equity	$2,530,422	$2,657,354

1 We have variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $90.9 million and $93.5 million as of June 30, 2025, and December 31, 2024, respectively.
3 Including amounts from related parties of $0.8 million as of December 31, 2024. Related party balance as of June 30, 2025, was inconsequential.
4 Including amounts from related parties of $1.0 million and $1.2 million as of June 30, 2025, and December 31, 2024, respectively.
5 Including amounts from related parties of $1.3 million and $1.4 million as of June 30, 2025, and December 31, 2024, respectively.
6 Including amounts from related parties of $8.7 million and $8.8 million as of June 30, 2025, and December 31, 2024, respectively.
7 Including amounts from related parties of $0.04 million as of June 30, 2025. There were no related party balances as of December 31, 2024.
8 Including amounts from related parties of $1.3 million and $1.2 million as of June 30, 2025, and December 31, 2024, respectively.
9 Including amounts from related parties of $7.5 million and $4.0 million as of June 30, 2025, and December 31, 2024, respectively.
10 Including amounts from related parties of $5.6 million and $8.9 million as of June 30, 2025, and December 31, 2024, respectively.
11 Including amounts from related parties of $0.5 million and $0.4 million as of June 30, 2025, and December 31, 2024, respectively.
12 Including amounts from related parties of $1.5 million as of June 30, 2025. There were no related party balances as of December 31, 2024.
13 Including amounts from related parties of $2.5 million and $3.3 million as of June 30, 2025, and December 31, 2024, respectively.
14 Including amounts from related parties of $0.8 million and $1.0 million as of June 30, 2025, and December 31, 2024, respectively.
15 Including amounts from related parties of $3.0 million and $4.1 million as of June 30, 2025, and December 31, 2024, respectively.

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024
Revenue:
Product	$296,611	$211,869	$226,308
Installation	37,372	33,651	42,733
Service	54,449	53,548	52,531
Electricity	12,810	26,953	14,195
Total revenue[1]	401,242	326,021	335,767
Cost of revenue:
Product	198,746	139,573	161,332
Installation	38,224	33,315	44,298
Service	49,408	52,858	52,401
Electricity	7,741	11,568	9,214
Total cost of revenue[2]	294,119	237,314	267,245
Gross profit	107,123	88,707	68,522
Operating expenses:
Research and development	40,768	40,612	37,364
Sales and marketing	24,066	22,265	17,901
General and administrative[3]	45,792	44,900	36,385
Total operating expenses	110,626	107,777	91,650
Loss from operations	(3,503)	(19,070)	(23,128)
Interest income	6,623	8,553	6,430
Interest expense[4]	(14,440)	(14,411)	(15,376)
Other income (expense), net	2,373	2,048	(985)
Loss on extinguishment of debt	(32,340)	—	(27,182)
Gain (loss) on revaluation of embedded derivatives	112	(103)	(88)
Loss before income taxes	(41,175)	(22,983)	(60,329)
Income tax provision	1,017	431	856
Net loss	(42,192)	(23,414)	(61,185)
Less: Net income attributable to noncontrolling interest	427	400	602
Net loss attributable to common stockholders	$(42,619)	$(23,814)	$(61,787)
Net loss per share available to common stockholders, basic and diluted	$(0.18)	$(0.10)	$(0.27)
Weighted average shares used to compute net loss per share available to common stockholders, basic and diluted	232,542	230,210	227,167

1 Including related party revenue of $27.1 million, $2.8 million, and $86.8 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
2 Including related party cost of revenue of $0.1 million, for the three months ended June 30, 2024. There were no related party cost of revenue for the three months ended June 30, 2025, and the three months ended March 31, 2025.
3 Including related party general and administrative expenses of $0.2 million, $0.2 million, and $0.2 million, for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
4 Including related party interest expense of $0.1 million, $0.1 million, and $0.1 million, for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.

Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024
Cash flows from operating activities:
Net loss	$(42,192)	$(23,414)	$(61,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,596	11,986	13,407
Non-cash lease expense	8,384	8,068	8,980
(Gain) loss on disposal of property, plant and equipment	(22)	102	(13)
Revaluation of derivative contracts	(112)	103	88
Stock-based compensation expense	29,284	30,054	19,191
Amortization of debt issuance costs	1,864	1,859	1,603
Loss on extinguishment of debt	32,340	—	27,182
Net gain on failed sale-and-leaseback transactions	(60)	(767)	—
Unrealized foreign currency exchange (gain) loss	(2,587)	(2,208)	418
Other	—	(26)	(50)
Changes in operating assets and liabilities:
Accounts receivable[1]	(132,161)	2,257	(175,657)
Contract assets[2]	13,821	1,543	(56,599)
Inventories	(77,025)	(65,575)	5,862
Deferred cost of revenue	34,600	(4,501)	7,592
Prepaid expenses and other[3]	11,236	(5,102)	7,537
Other long-term assets[4]	(1,430)	2,256	(1,800)
Operating lease right-of-use assets and operating lease liabilities[5]	(8,419)	(8,335)	(9,216)
Financing lease liabilities	531	451	223
Accounts payable[6]	226	52,564	8,206
Accrued warranty[7]	1,710	(6,276)	3,191
Accrued expenses and other liabilities[8]	12,295	(34,881)	19,789
Deferred revenue and customer deposits[9]	(108,005)	(70,802)	6,013
Other long-term liabilities	15	(38)	(257)
Net cash used in operating activities	(213,111)	(110,682)	(175,495)
Cash flows from investing activities:
Purchase of property, plant and equipment	(7,245)	(14,259)	(12,019)
Proceeds from sale of property, plant and equipment	33	43	15
Net cash used in investing activities	(7,212)	(14,216)	(12,004)
Cash flows from financing activities:
Proceeds from issuance of debt[10]	—	—	402,500
Payment of debt issuance costs	(3,348)	—	(12,323)
Repayment of debt	—	—	(140,990)
Proceeds from financing obligations	—	—	—
Repayment of financing obligations	(2,794)	(2,671)	(5,041)

	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024
Proceeds from issuance of common stock	30	7,651	159
Dividend paid	(947)	—	(1,468)
Other	—	150	—
Net cash (used in) provided by financing activities	(7,059)	5,130	242,837
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	2,071	155	(256)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(225,311)	(119,613)	55,082
Cash, cash equivalents, and restricted cash:
Beginning of period	831,358	950,971	582,722
End of period	$606,047	$831,358	$637,804

1 Including changes in related party balances of $9.5 million, $6.8 million, and $55.8 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
2 Including changes in related party balances of $0.7 million, $0.1 million, and $2.7 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
3 Including changes in related party balances of $0.6 million, $0.3 million, and $0.9 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
4 Including changes in related party balances of $0.3 million, $0.4 million, and $0.4 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
5 Including changes in related party balances of $0.2 million for the three months ended June 30, 2025. There were no changes in related party balances for the three months ended March 31, 2025, and the three months ended June 30, 2024.
6 Including changes in related party balances of $0.04 million for the three months ended June 30, 2025. There were no changes in related party balances for the three months ended March 31, 2025, and the three months ended June 30, 2024.
7 Including changes in related party balances of $0.1 million for the three months ended June 30, 2025. There were no changes in related party balances for the three months ended March 31, 2025, and the three months ended June 30, 2024.
8 Including changes in related party balances of $1.8 million, $1.7 million, and $0.3 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
9 Including changes in related party balances of $0.5 million, $3.6 million, and $3.6 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively.
10 Including changes in related party balances of $0.4 million and $0.1 million for the three months ended June 30, 2025, and three months ended June 30, 2024, respectively. There were no changes in related party balances for the three months ended March 31, 2025.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q2'25	Q1'25	Q2'24
GAAP revenue	$401,242	$326,021	$335,767
GAAP cost of sales	294,119	237,314	267,245
GAAP gross profit	107,123	88,707	68,522
Non-GAAP adjustments:
Stock-based compensation expense	5,714	4,829	4,110
Restructuring	336	(212)	116
Other	177	168	408
Non-GAAP gross profit	$113,350	$93,492	$73,156
GAAP gross margin %	26.7%	27.2%	20.4%
Non-GAAP adjustments	1.6%	1.5%	1.4%
Non-GAAP gross margin %	28.2%	28.7%	21.8%

	Q2'25	Q1'25	Q2'24
GAAP loss from operations	$(3,503)	$(19,070)	$(23,128)
Non-GAAP adjustments:
Stock-based compensation expense	30,177	32,201	19,423
Restructuring	1,755	(162)	73
Other	214	206	445
Non-GAAP income (loss) from operations	$28,643	$13,175	$(3,188)

GAAP operating margin %	(0.9)%	(5.8)%	(6.9)%
Non-GAAP adjustments	8.0%	9.9%	5.9%
Non-GAAP operating margin %	7.1%	4.0%	(0.9)%

Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q2'25	Q1'25	Q2'24
Net loss to Common Stockholders	$(42,619)	$(23,814)	$(61,787)
Non-GAAP adjustments:
Add back: Income attributable to noncontrolling interest	427	400	602
Loss on extinguishment of debt	32,340	—	27,182
Stock-based compensation expense	30,177	32,201	19,423
Restructuring	1,755	(162)	73
(Gain) loss on derivative liabilities	(112)	103	88
Effects of assets buyout and repowering	(60)	(2,514)	—
Other	214	206	445
Adjusted Net Profit (Loss)	$22,122	$6,420	$(13,974)

Adjusted net earnings (loss) per share (EPS), Basic and Diluted	$0.10	$0.03	$(0.06)
Weighted average shares outstanding attributable to common stockholders, Basic	232,542	230,210	227,167

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Q2'25	Q1'25	Q2'24
Net Loss to Common Stockholders	$(42,619)	$(23,814)	$(61,787)
Add back: Income attributable to noncontrolling interest	427	400	602
Loss on extinguishment of debt	32,340	—	27,182
Stock-based compensation expense	30,177	32,201	19,423
Restructuring	1,755	(162)	73
(Gain) loss on derivative liabilities	(112)	103	88
Effects of assets buyout and repowering	(60)	(2,514)	—
Other	214	206	445
Adjusted Net Profit (Loss)	22,122	6,420	(13,974)
Depreciation & amortization	12,596	11,986	13,407
Income tax provision	1,017	431	856
Interest expense, Other income (expense), net	5,504	6,324	9,930
Adjusted EBITDA	$41,239	$25,161	$10,219

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP basic and diluted earnings (loss) per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations) is operating income (loss) (earnings (loss) from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (loss) (non-GAAP net earnings (loss)) is net profit (loss) (net earnings (loss)).
•The GAAP measure most directly comparable to non-GAAP diluted earnings (loss) per share is diluted earnings (loss) per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net loss.

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Non-GAAP net profit (loss) (non-GAAP net earnings (loss)) and non-GAAP diluted earnings (loss) per share consist of net loss or diluted net loss per share excluding charges relating to income attributable to noncontrolling interest, loss on extinguishment of debt, charges relating to stock-based compensation expense, restructuring (expense reversals) charges, (gain) loss on derivative liabilities, effects of assets buyout and repowering, and other charges. Adjusted EBITDA is defined as net loss before interest income (expense), income tax provision, depreciation and amortization expense, income attributable to noncontrolling interest, loss on extinguishment of debt, charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Income attributable to noncontrolling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with the joint venture in the Republic of Korea.
•Loss on debt extinguishment for the three months ended June 30, 2025, was $32.3 million, which was recognized as a result of the debt exchange between the 2.5% Green Convertible Senior Notes due August 2025 and the 3% Green Convertible Senior Notes due June 2029, that settled on May 13, 2025. Loss on debt extinguishment for the three months ended June 30, 2024, related to the partial repurchase of the 2.5% Green Convertible Senior Notes due August 2025 and comprised of 22.6% premium upon partial repurchase of $26.0 million and $1.2 million of debt issuance cost write-off.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Restructuring charges and reversals are represented by severance expense, facility closure costs, and other costs.
•(Gain) loss on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Effects of assets buyout and repowering consists of two components:
(i)    Net gain on failed sale-and-leaseback transactions as a result of termination of multiple Managed Services sites, consisting of loss on impairment of related fixed assets offset against gain on extinguishment of debt as a result of derecognition of respective financing obligations adjusted by cash paid for assets buyback, including subsequent partial reimbursement from a financier for the same asset buyback; and

(ii)    Selling profit on sales-type lease of $3.6 million as a result of derecognition of the old Energy Server systems, incurred as a result of the difference between the partial amount of $5.1 million customer deposit previously paid by the financier and the carrying amount of the old Energy Server systems determined at the time of the buyout of $1.5 million in the fourth quarter of fiscal year 2024; and $1.7 million pertaining to relative selling price allocation in the second quarter of fiscal year 2025 for the same sale-type lease transaction.
•Other represents (1) immaterial sales property tax for the three months ended June 30, 2024; (2) site termination costs of $0.2 million, $0.2 million and $0.4 million for the three months ended June 30, 2025, the three months ended March 31, 2025, and the three months ended June 30, 2024, respectively, and (4) immaterial amounts of quarterly amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Profit (Loss) before depreciation and amortization expense, income tax provision, interest income (expense), other income (expense), net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Loss to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS),” and “Reconciliation of GAAP Net Loss to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), and non-GAAP diluted earnings (loss) per share can have a material impact on the equivalent GAAP earnings measure.
•Income attributable to noncontrolling interest and (gain) loss on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the (gain) loss in value of certain assets and liabilities. The expense associated with this (gain) loss in value is excluded from non-GAAP net earnings (loss), and non-GAAP diluted earnings (loss) per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit (loss), non-GAAP gross profit margin, non-GAAP operating profit (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP diluted earnings (loss) per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom

Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP diluted earnings (loss) per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.